                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-53696) of Williams Communications Group, Inc. of our report dated March 26, 2001 relating to the financial statements and financial statement schedule of iBEAM Broadcasting Corporation, which appears in iBEAM Broadcasting Corporation's Annual Report on Form 10-K, which is incorporated by reference in the Current Report on Form 8-K of Williams Communications Group, Inc. dated February 19, 2002.


/s/ PricewaterhouseCoopers LLP

San Jose, California
February 19, 2002